EXHIBIT 99.1

CORPORATE FACT SHEET - JULY 2008

Spicy Pickle

OTC BB: SPKL
WWW.SPICYPICKLE.COM

JULY 2008

INVEST IN...

- $70 billion fast-casual dining industry
- Rapidly expanding national restaurant chain with existing brand recognition
- Management team combining franchising, finance and culinary expertise
- "Eco-friendly" company utilizing renewable energy

FINANCIAL DATA

Stock Price	$0.78
Common Shares Outstanding	48.0
Market Cap	$37.4
Cash	$3.6
Debt	$0.5
Enterprise Value	$44.9
Book Value / Share	$0.08
Revenue ('06)	$0.9
Revenue ('07)	$1.3
Revenue ('08E)	$4.0
Revenue Growth ('07)	*44%*
Revenue Growth ('08E)	*208%*

All numbers in millions, except stock price. Shares outstanding and stock price are as of June 30, 2008. Balance sheet data as of March 31, 2008.

COMPANY PROFILE

Founded in 1999, Spicy Pickle Franchising, Inc. ("Spicy Pickle") is a nationally recognized and award-winning franchise specializing in culinary inspired fast-casual dining. Spicy Pickle™ serves high quality meats and cheeses on fine artisan breads to create healthy and delicious Panini and sub sandwiches with flavors from around the world. As a leading "fast-casual" concept, Spicy Pickle™ offers menu items that are far beyond traditional fast food – but without the price point of casual dining. The hallmark of a restaurant is quality, service and an enjoyable atmosphere. Spicy Pickle™ was ranked no. 25 in Fast Casual Magazine's 2007 Top 100 Movers and Shakers. Spicy Pickle is also recognized as an eco-friendly company committed to doing its part through the purchase of wind power equal to its electric use and the elimination of styrofoam packaging.





MARKET OPPORTUNITY

Fast-casual dining is a hybrid of the fast-food and traditional sit-down eating experiences and is estimated to be a $70 billion industry, with anticipated growth of approximately 10% - 15% annually. With increased consumer demand for healthier foods and premium ingredients, the fast-casual dining industry is on fire with more than 300 brands fueling a new restaurant explosion. With 42 restaurants open across 13 states, an additional 86 restaurants pre-sold and an infrastructure to support 200 restaurants, Spicy Pickle is poised for tremendous growth.

INVESTMENT PARADIGM



IDEA

- $70 billion fast-casual dining industry, growing 10% - 15% annually
- Predictable annual revenue stream increases with each new restaurant opening (approx.):
  - Franchise: $40,000 - $50,000
  - Company owned: $500,000 - $600,000
- 5% weekly royalty per restaurant
- 2% ad fee paid by franchisees defrays majority of corporate marketing costs



INVESTMENT THESIS

- Proven franchising CEO - grew Pretzelmaker franchise from 7 to 240 stores before Mrs. Fields Cookies acquisition
- Infrastructure already in place to support 200 restaurants, 30+ openings each year
- Breakeven point: 75 - 100 restaurants
- Existing count: 42
- Pre-sold count: 86 (with sales ongoing)

2008E revenue growth of 208%+



CATALYSTS

Immediate
- Existing pipeline of 86 pre-sold stores
- 3 under construction, 8 in development

Near-term
- Potential acquisition to quickly increase restaurant count
- Continue growing number of company owned restaurants
- Continue pre-selling restaurants to experienced franchisees

Long-term
- Pursue super-high profile venue locations

Anticipated 2008 revenue: approximately $4.0 MM

FINANCIAL INFORMATION (ALL NUMBERS IN MILLIONS EXCEPT EPS)

Income Statement	2006	2007	Q1 '08
Revenue – Restaurant and bakery sales	$0.4	$0.03	$0.4
Revenue – Franchise fees and royalties	$0.5	$1.2	$0.2
Total Revenue	$0.9	$1.3	$0.6
(Loss) From Operations	($1.4)	($3.6)	($1.5)
Net Income	($1.4)	($3.6)	($1.5)
EPS	($0.04)	($0.08)	($0.03)
Balance Sheet	**2006**	**2007**	**Q1 '08**
Cash	$1.2	$5.4	$3.6
Total Assets	$1.5	$6.4	$6.1
Total Liabilities	$0.9	$1.3	$2.1
Stockholders' Equity	$0.6	$5.1	$4.0
Weighted Avg. Common Shares Outstanding	41.0	48.0	48.0


Spicy Pickle

FRANCHISE STATISTICS

Number of Restaurants	Opened	42
	Pre-sold	86

SYSTEM WIDE REVENUE

2006	$7.2 mm
2007	$13.0 mm
1/1/08 - 6/25/08	$9.6 mm

WHERE WE ARE (AS OF JUNE 2008)


OR 2 2
NV 3 4
CA 3 15
AZ 1
CO 21 3
SD 1 1
TX 3 22
OK 1 6
MS 1 2
IL 1 9
IN 2 8
MI 1 9
OH 1 2
NY 1
VA 1 1
FL 1
Existing Restaurants
Pre-sold Restaurants

RESTAURANT GROWTH


Restaurants
150
120
90
60
30
0
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008
Existing Restaurants
Pre-sold Restaurants

MANAGEMENT TEAM

MARC N. GEMAN
PRESIDENT, CEO & CHAIRMAN

- 14 years of franchise experience
- Former President of Pretzelmaker, built from 7 to 240 stores before selling to Mrs. Fields Cookies in 1998
- BA degree from the University of California at Berkley and JD from the University of Denver

ARNOLD TINTER, CPA
CHIEF FINANCIAL OFFICER

- More than 30 years of public company financial reporting experience
- Former President of Corporate Finance Group, a financial consulting company specializing in strategic planning, M&A and capital formation
- BS in Accounting from C.W. Post College, NY

ANTHONY S. WALKER
CHIEF OPERATING OFFICER

- Co-founder of Spicy Pickle™
- Former Chef of Barolo Grill, Denver

KEVIN T. MORRISON
CHIEF CULINARY OFFICER/DIRECTOR OF BAKING

- Co-founder of Spicy Pickle™
- Former Chief Di Cuisine of Vinci Restaurant, Chicago and Sous Chef of Barolo Grill, Denver

CONTACTS

COMPANY CONTACT
Spicy Pickle
Marc Geman
Denver, Colorado
(303) 951-2530
Marc.Geman@SpicyPickle.com

INVESTOR RELATIONS
Cirrus Financial Communications, LLC
Pamela Solly
Denver, Colorado
(720) 489-4912
Pamela.Solly@CirrusFC.com

AUDITOR
Gordon, Hughes & Banks, LLP
Brian Callahan
Greenwood Village, Colorado
(303) 770-5700
BCallahan@ghbCPA.com

LEGAL COUNSEL
Richardson & Patel, LLP
Mark Abdou
Los Angeles, California
(310) 208-1182
MAbdou@RichardsonPatel.com